                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                 AMENDMENT NO. 1 TO FORM 8-K DATED APRIL 1, 1998

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 11, 1998 (March 27, 1998)

                               -------------------

                               PACKAGED ICE, INC.

                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                       333-29357                76-0316492
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


8572 KATY FREEWAY, SUITE 101, HOUSTON, TX                           77024
-----------------------------------------                         ----------
 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code              (713) 464-9384

                                 --------------


                                       N/A
                                       ---

         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF REDDY ICE CORPORATION

         On April 30, 1998, Packaged Ice, Inc. (the "Company") consummated the purchase of all of the outstanding stock of Reddy Ice Corporation ("Reddy") from Suiza Foods Corporation ("Suiza") for a total acquisition price of $177.5 million, all of which was paid in cash (the "Reddy Acquisition"). The acquisition price was financed through the issuance of 13% Exchangeable Preferred Stock ("13% Exchangeable Preferred Stock"), a tack-on of 9 3/4% Senior Notes ("Notes") of the Company, due February 1, 2005, a new credit facility ("New Credit Facility") with Antares Leveraged Capital Corp., and the remainder was funded with cash on hand. The Reddy Acquisition was accounted for using the purchase method of accounting.

         Reddy, a leading nationwide producer and distributor of packaged ice products with 1997 revenues of $66.3 million, represented 4% of Suiza's total sales in 1997. Reddy's assets consist of approximately 37 separate ice manufacturing facilities along with property, plant, equipment and rolling stock, all of which are used to manufacture and distribute ice products. Principally, the Company intends to continue such use; however, some redundant facilities are planned for closure.

Sale of 13% Exchangeable Preferred Stock and Warrants

         On April 30, 1998, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Ares Leveraged Investment Fund, L.P. ("Ares") and SV Capital Partners, L.P. ("SV") pursuant to which Ares acquired 325,000 shares and SV acquired 75,000 shares of the 13% Exchangeable Preferred Stock at $100 per share for an aggregate amount of $40 million. Holders of the 13% Exchangeable Preferred Stock shall have no voting rights, other than approval rights with respect to the issuance of parity or senior securities. In addition, there are various situations in which the Company may either elect or be required to redeem the 13% Exchangeable Preferred Stock. The following summary regarding the 13% Exchangeable Preferred Stock and the Warrants is qualified in its entirety by reference to and should be read in conjunction with the Securities Purchase Agreement and all agreements ancillary thereto.

         Ares and SV entered into Warrant Agreements granting warrants to purchase an aggregate of 975,752 shares of the Company's Common Stock with an exercise price of $.01 per share. The Warrants are valid until May 31, 2005 but are exercisable only under certain conditions, such as an initial public offering of Common Stock, change of control, merger, asset sale, or default.

         The 13% Exchangeable Preferred Stock bears a dividend rate of 13% per annum, however, during the first twelve months following issuance the dividend rate will be 11.5% and 12.25% during the second twelve months. Dividends shall be fully cumulative and payable quarterly in cash, except that during the first five years after issuance, dividends may be paid in kind by issuing additional shares of 13% Exchangeable Preferred Stock. In the event the Company is unable for any reason to pay dividends in cash after the fifth anniversary, or in the event of a default, holders of the 13% Exchangeable Preferred Stock will have the right to add up to two directors to the Board of Directors and the dividend rate will be increased until the default is cured.

         The Securities Purchase Agreement contains certain restrictive covenants and requires a vote of two-thirds of the Board of Directors before the Company may take certain significant actions. The Company may exchange the 13% Exchangeable Preferred Stock for subordinated notes. Ares and SV were granted certain registration rights under separate Registration Rights Agreements. The Company intends to file a registration statement to offer to exchange the 13% Exchangeable Preferred Stock for registered exchange shares with terms identical to the 13% Exchangeable Preferred Stock.

Issuance of $125,000,000 Senior Notes Due 2005

         On April 30, 1998, the Company issued an additional $125,000,000 of
         9 3/4% Senior Notes due February 1, 2005 in a "tack-on" offering. The Notes were issued under the indenture (the "Indenture") dated as of January 28, 1998, amended and restated as of April 30, 1998, by and among the Company, the Subsidiary Guarantors, as defined in the Indenture, and U.S. Trust Company of Texas, N.A., as Trustee. The Notes are of the same series as the $145 million of Notes issued January 28, 1998.

         The Company obtained the consent of a majority of the holders of the original Notes issued under the Indenture to certain amendments to the Indenture. The Company paid consent fees aggregating $1,397,600 to consenting holders. The principal amendments to the Indenture increase the Permitted Indebtedness to allow the issuance of the Notes, and increase the Permitted Indebtedness basket to permit the Company to enter into the New Credit Facility.

Antares Leveraged Capital Corp. Credit Facility

         Concurrently with the Reddy Acquisition, Antares Leveraged Capital Corp., Chicago, Illinois, and the Company entered into an $80,000,000 five year senior credit facility consisting of a revolving working capital facility of $15,000,000 and a revolving acquisition loan facility of $65,000,000 (the "New Credit Facility"). The New Credit Facility replaces the Company's previous credit facility with Frost National Bank and Zion's National Bank, and the Company plans to use the New Credit Facility for its immediate and future acquisition and working capital needs.

         The outstanding principal balance under the New Credit Facility will bear interest at the Company's option at a fluctuating rate equal to
         (i) LIBOR plus two and three quarters percent (2.75%) per annum, or
         (ii) the "prime" rate plus one percent (1.00%) with interest rates subject to a pricing grid. All amounts outstanding under the acquisition facility on the second anniversary will amortize in 12 equal quarterly installments over the remaining term.

         The New Credit Facility contains general and financial covenants and events of default customary for credit facilities of this type. The New Credit Facility is secured by substantially all of the Company's assets and the capital stock of all of the Company's significant subsidiaries.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired

         Reddy Ice Corporation

               (i)  Report of Independent Auditors - Deloitte & Touche LLP           F-1

               (ii)  Balance Sheets as of December 31, 1997 and 1996                 F-2

               (iii) Statements of Operations for the Years Ended December 31,
                        1997, 1996 and 1995                                          F-3

               (iv) Statements of Shareholder's Deficit for the Years Ended
                        December 31, 1997, 1996 and 1995                             F-4

               (v)  Statements of Cash Flows for the Years Ended December 31,
                        1997, 1996 and 1995                                          F-5

               (vi)  Notes to Financial Statements                                   F-6

(b)      Pro Forma Financial Information                                             F-13

         The following unaudited pro forma consolidated financial statements are filed with this report:

               (i)  Unaudited Pro Forma Combined Condensed Balance Sheet
                           as of December 31, 1997                                   F-14

               (ii)  Unaudited Pro Forma Combined Condensed Statement of
                           Operations for the Year Ended December 31, 1997           F-15

               (iii) Notes to Unaudited Pro Forma Combined Condensed
                           Financial Statements                                      F-16

(c)      Exhibits

Exhibit Number    Description of Document

     2.1 Stock Purchase Agreement between Packaged Ice, Inc. and Suiza Foods Corporation dated March 27, 1998.

     2.2          Noncompetition Agreement by and among Packaged Ice, Inc.
                  and Suiza Foods Corporation dated April 30, 1998.

     4.1 Indenture by and among Packaged Ice, Inc. as Issuer, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A. as Trustee dated as of January 28, 1998, Amended and Restated as of April 30, 1998.

     4.2 Purchase Agreement among the Company, its subsidiaries and Jefferies & Co., Inc. as Initial Purchaser ($125,000,000 Senior Notes Offering) dated April 23, 1998.

     4.3 Registration Rights Agreement by and among Packaged Ice, Inc., the Subsidiary Guarantors and Jefferies & Company, Inc. dated January 28, 1998 and Amended and Restated as of April 30, 1998.

     4.4 Securities Purchase Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares Leveraged Investment Fund, L.P., and SV Capital Partners, L.P.

     4.5 Warrant Agreement by and among Packaged Ice, Inc. and Ares Leveraged Investment Fund, L.P. dated April 30, 1998.

     4.6 Warrant Agreement by and among Packaged Ice, Inc. and SV Capital Partners, L.P. dated April 30, 1998.

     4.7 Exchange Offer Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares Leveraged Investment Fund, L.P. and SV Capital Partners, L.P.

     4.8 Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Ares Leveraged Investment Fund, L.P. and SV Capital Partners, L.P.

     4.9 Registration Rights Agreement Dated April 30, 1998 by and among Packaged Ice, Inc. and SV Capital Partners, L.P.

     4.10 Preferred Stock Series Designation of Packaged Ice, Inc. dated April 29, 1998 providing for the issuance of 13% Exchangeable Preferred Stock Series A.

     4.11 Preferred Stock Series Designation of Packaged Ice, Inc. dated April 29, 1998 providing for the issuance of 13% Exchangeable Preferred Stock Series B.

     4.12 Amended and Restated Preferred Stock Series Designation of Packaged Ice, Inc. dated April 29, 1998 providing for the issuance of 10% Exchangeable Preferred Stock originally issued December 2, 1997.

     4.13 Parallel Exit Agreement dated April 30, 1998 by and among Packaged Ice, Inc., James F. Stuart, A.J. Lewis, III, Ares Leveraged Investment Fund, L.P., and SV Capital Partners, L.P.

     10.1 Credit Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Antares Leveraged Capital Corp., individually, and as agent for The Other Financial Institutions.

     10.2 Security Agreement dated April 30, 1998, by and among Packaged Ice, Inc. and Antares Leveraged Capital Corp.

     10.3 Security Agreement dated April 30, 1998, by and among Reddy Ice Corporation, Golden Eagle Ice-Texas, Inc., Packaged Ice, Southeast, Inc., Packaged Ice Leasing, Inc., Southco Ice, Inc., Southwest Texas Packaged Ice, Inc., Southwestern Ice, Inc., Southern Bottled Water Company, Inc., Mission Party Ice, Inc. and Antares Leveraged Capital Corp.

     10.4 Guaranty dated April 30, 1998 by and among Reddy Ice Corporation, Mission Party Ice, Inc., Southwest Texas Packaged Ice, Inc., Southwestern Ice, Inc., Golden Eagle Ice-Texas, Inc., Packaged Ice Southeast, Inc., Packaged Ice Leasing, Inc., Southern Bottled Water Company, Inc., and Southco Ice, Inc.

     99.1 Press Release issued by the Company and Suiza Foods, Inc. on March 30, 1998, 9:19 am Eastern Time, announcing purchase of Reddy Ice Corporation. (Filed as Exhibit 99.1 to the Company's current report on Form 8-K dated April 1, 1998 and incorporated herein by reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PACKAGED ICE, INC.


Date:  May 11, 1998                          By: /s/ JAMES C. HAZLEWOOD
                                                --------------------------------
                                             Name:  James C. Hazlewood
                                             Title: Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder of Reddy Ice Corporation

Dallas, Texas

  We have audited the accompanying balance sheets of Reddy Ice Corporation (the "Company"), a wholly-owned subsidiary of Suiza Foods Corporation, as of December 31, 1997 and 1996, and the related statements of operations, shareholder's deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Dallas, Texas
April 14, 1998

                              REDDY ICE CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                                 1997               1996
                                                                            -------------      -------------
CURRENT ASSETS:
  Cash and cash equivalents ...........................................     $     994,595      $     438,139
  Receivables, net ....................................................         5,451,013          3,076,414
  Inventories .........................................................         2,943,155          1,732,610
  Prepaid expenses and other current assets ...........................           142,602            429,123
  Deferred tax asset ..................................................           905,958            597,169
                                                                            -------------      -------------
          Total current assets ........................................        10,437,323          6,273,455
PROPERTY, PLANT AND EQUIPMENT, NET ....................................        66,212,840         36,407,092
DEFERRED TAX ASSET ....................................................                              295,808
GOODWILL, NET .........................................................        30,081,130          1,487,703
INTANGIBLE AND OTHER ASSETS, NET ......................................         3,892,025          3,482,037
ADVANCES TO SHAREHOLDER, NET ..........................................                            5,114,404
                                                                            -------------      -------------
TOTAL .................................................................     $ 110,623,318      $  53,060,499
                                                                            =============      =============

                             LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued expenses ...............................     $   8,657,611      $   5,143,508
  Current portion of long-term debt ...................................           220,452            204,248
                                                                            -------------      -------------
          Total current liabilities ...................................         8,878,063          5,347,756
ADVANCES FROM SHAREHOLDER, NET ........................................        42,927,599
SHAREHOLDER AND OTHER LONG-TERM DEBT ..................................        59,600,116         58,270,809
DEFERRED TAX LIABILITY ................................................           716,424
COMMITMENTS AND CONTINGENCIES (Note 13)
SHAREHOLDER'S DEFICIT:
  Common share, par value $.01 per share, 100 shares authorized,
     issued and outstanding at December 31, 1997 and 1996 .............                 1                  1
  Additional paid-in capital ..........................................        10,022,204          1,648,004
  Accumulated deficit .................................................       (11,521,089)       (12,206,071)
                                                                            -------------      -------------
          Total shareholder's deficit .................................        (1,498,884)       (10,558,066)
                                                                            -------------      -------------
   TOTAL...............................................................     $ 110,623,318      $  53,060,499
                                                                            =============      =============


                       See notes to financial statements.

                              REDDY ICE CORPORATION

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                               1997              1996              1995
                                                           ------------      ------------      ------------
NET SALES ............................................     $ 66,449,199      $ 52,992,207      $ 50,507,298
COST OF SALES ........................................       41,713,350        31,742,587        30,884,846
                                                           ------------      ------------      ------------
GROSS PROFIT .........................................       24,735,849        21,249,620        19,622,452
OPERATING COSTS AND EXPENSES:
  Selling, general and administrative ................       10,471,877         6,759,323         6,279,524
  Depreciation and amortization ......................        6,070,256         3,632,204         3,771,540
  Shareholder management fee .........................          480,000           480,000           510,000
  Merger costs .......................................                                              938,538
                                                           ------------      ------------      ------------
          Total operating costs and expenses .........       17,022,133        10,871,527        11,499,602
                                                           ------------      ------------      ------------
INCOME FROM OPERATIONS ...............................        7,713,716        10,378,093         8,122,850
OTHER INCOME/EXPENSE:
  Shareholder interest expense .......................       (7,119,600)       (6,960,000)       (5,179,795)
  Other interest expense, net ........................          (48,371)          (48,306)       (1,635,629)
  Other income .......................................          580,535           498,966           839,958
                                                           ------------      ------------      ------------
          Total other expense ........................       (6,587,436)       (6,509,340)       (5,975,466)
                                                           ------------      ------------      ------------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS ....        1,126,280         3,868,753         2,147,384
INCOME TAX EXPENSE (BENEFIT) .........................          441,298         1,492,371           (81,776)
                                                           ------------      ------------      ------------
INCOME BEFORE EXTRAORDINARY LOSS .....................          684,982         2,376,382         2,229,160
EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT OF
  DEBT ...............................................                                           (2,597,778)
                                                           ------------      ------------      ------------
NET INCOME (LOSS) ....................................     $    684,982      $  2,376,382      $   (368,618)
                                                           ============      ============      ============


                       See notes to financial statements.

                              REDDY ICE CORPORATION

                       STATEMENTS OF SHAREHOLDER'S DEFICIT
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                         COMMON STOCK             ADDITIONAL
                                   ------------------------         PAID-IN       ACCUMULATED
                                     SHARES         AMOUNT          CAPITAL         DEFICIT             TOTAL
                                   ---------      ---------      ------------     ------------      ------------
BALANCE, JANUARY 1, 1995 .....       749,994      $   7,500      $  1,640,505     $(14,213,835)     $(12,565,830)
  Reorganization .............      (749,894)        (7,499)            7,499                               --
  Net loss ...................                                                        (368,618)         (368,618)
                                   ---------      ---------      ------------     ------------      ------------
BALANCE, DECEMBER 31,
  1995 .......................           100              1         1,648,004      (14,582,453)      (12,934,448)
  Net income .................                                                       2,376,382         2,376,382
                                   ---------      ---------      ------------     ------------      ------------
BALANCE, DECEMBER 31,
  1996 .......................           100              1         1,648,004      (12,206,071)      (10,558,066)
  Contributions ..............                                      8,374,200                          8,374,200
  Net income .................                                                         684,982           684,982
                                   ---------      ---------      ------------     ------------      ------------
BALANCE, DECEMBER 31,
  1997 .......................           100      $       1      $ 10,022,204     $(11,521,089)     $ (1,498,884)
                                   =========      =========      ============     ============      ============


                       See notes to financial statements.

                              REDDY ICE CORPORATION

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                1997              1996              1995
                                                           ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ..................................     $    684,982      $  2,376,382      $   (368,618)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization ...................        6,070,256         3,632,204         3,771,540
     (Gain) loss on sale of assets ...................           23,792           (27,850)         (209,187)
     Deferred income taxes ...........................          703,443           507,667        (1,400,644)
     Extraordinary loss from early extinguishment
       of debt .......................................                                            2,597,778
     Changes in operating assets and liabilities,
       net of acquisitions:
       Receivables ...................................       (2,528,000)          (86,513)         (449,557)
       Inventories ...................................         (627,024)         (302,827)         (191,533)
       Prepaid expenses and other assets .............          286,521          (189,236)          312,840
       Accounts payable and accrued expenses .........        3,514,103        (2,014,587)        3,369,297
       Other assets ..................................         (381,362)            9,575          (122,664)
                                                           ------------      ------------      ------------
          Net cash provided by operating
            activities ...............................        7,746,711         3,904,815         7,309,252
                                                           ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net additions to property, plant and
     equipment .......................................       (9,195,321)       (3,749,343)       (3,593,762)
  Cash outflows for acquisitions .....................      (45,826,967)       (5,367,115)       (2,233,392)
  Proceeds from sale of assets .......................          112,918           112,846           250,761
                                                           ------------      ------------      ------------
          Net cash used in investing activities ......      (54,909,370)       (9,003,612)       (5,576,393)
                                                           ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of debt .................           77,604            23,568        62,500,000
  Repayment of debt ..................................       (1,730,492)         (232,933)      (53,689,889)
  Advances to/from shareholder .......................       49,372,003         5,746,301       (15,360,705)
                                                           ------------      ------------      ------------
          Net cash provided by financing
            activities ...............................       47,719,115         5,536,936        (6,550,594)
                                                           ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS ........................................          556,456           438,139        (4,817,735)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .......          438,139                           4,817,735
                                                           ------------      ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD .............     $    994,595      $    438,139      $       --
                                                           ============      ============      ============
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest .............................     $  7,168,019      $  7,008,348      $  8,251,222
                                                           ============      ============      ============
  Net assets acquired by capital contributions
     from shareholder ................................     $  8,374,200      $       --        $       --
  Net assets acquired by assuming notes payable ......        1,668,399           148,383           270,000
  Net assets acquired by decrease in notes
     receivable ......................................          393,401
                                                           ------------      ------------      ------------
          Total non-cash net asset additions .........     $ 10,436,000      $    148,383      $    270,000
                                                           ============      ============      ============
  Advances to shareholder converted to (from)
     notes payable to shareholder ....................     $  1,330,000      $ (4,500,000)
                                                           ============      ============      ============


                       See notes to financial statements.

                              REDDY ICE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business -- Reddy Ice Corporation (the "Company"), a wholly-owned subsidiary of Suiza Foods Corporation ("Suiza"), manufactures and distributes packaged and block ice products for retail, commercial and industrial use through manufacturing facilities located in Texas, Florida, Georgia, Louisiana, Tennessee, Arizona, New Mexico, Nevada, California, Alabama and Mississippi.

     Prior to March 31, 1995, the Company operated as a separate business. Effective March 31, 1995, the Company was acquired by and merged with Suiza in a business combination transaction accounted for as a pooling of interests, and incurred merger costs of $938,000 during 1995 in connection with this merger. As a result of the merger, the Company repaid certain outstanding indebtedness and recognized expenses of approximately $2,598,000 (net of income tax benefit of $1,002,000) of debt issuance, legal and other costs associated with the debt extinguishment. These amounts have been classified as an extraordinary loss in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 4, "Reporting Gains and Losses From the Extinguishment of Debt."

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Inventories -- Inventories are stated at the lower of cost, using the first-in, first-out ("FIFO") method, or market.

     Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, as follows:

            ASSET                                 Useful Life
            -----                                 -----------
Buildings and improvements.....................   10 to 40 years
Machinery and equipment........................    3 to 20 years
Furniture and fixture..........................    5 years


     Capitalized lease assets are amortized over the shorter of their lease term or their estimated useful lives. Expenditures for repairs and maintenance that do not improve or extend the life of the assets are expensed as incurred.

     Goodwill, Intangible, and Other Assets -- Goodwill and other intangible assets include the following intangibles that are amortized over their related useful lives:


      INTANGIBLE ASSET                             USEFUL LIFE
      ----------------                             -----------
Goodwill..........................      Straight-line method over 20 to 40 years
Identifiable intangible assets:
  Customer list ..................      Straight-line method over seven to ten
                                        years
  Supply contract ................      Straight-line method over the terms of
                                        the agreement
  Noncompetition agreements ......      Straight-line method over the terms of
                                        the agreements

     Impairment -- Company management routinely reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Revenue -- Revenue is recognized when the product is shipped to the customer. Revenue from owned ice systems is recognized based upon the number of ice packaging bags delivered to and accepted by customers under contractual terms. Once accepted, there is no right of return with respect to the bags delivered.

     Income Taxes -- Prior to March 31, 1995, the Company was organized as a small business corporation under Subchapter S of the Internal Revenue Code. As a result, no income taxes were provided in the financial statements since they were the responsibility of the individual shareholders. However, had these operations been subject to corporate income taxes, available net operating losses would have been sufficient to eliminate any corporate income taxes due.

     On March 31, 1995, the Company became a wholly owned subsidiary of Suiza and since that date has been included in Suiza's consolidated tax return. Federal and state income taxes are provided for in the Company's financial statements on a separate company basis in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are provided for temporary differences in the financial statement and tax basis of assets and liabilities using current tax rates. Deferred tax assets, including the benefit of net operating loss carryforwards, are evaluated based on the guidelines for realization and may be reduced by a valuation allowance. Income taxes payable are cleared through the intercompany accounts with Suiza.

     Cash Equivalents -- The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

2. ACQUISITIONS

     During 1997, 1996 and 1995, the Company completed the following acquisitions, which were accounted for using the purchase method of accounting as of their respective acquisition dates. Accordingly, only the results of operations of the acquired companies subsequent to their respective acquisition dates are included in the financial statements of the Company. These acquisitions were funded primarily by advances from Suiza, along with the assumption of certain notes payable of the acquired businesses. At the acquisition date, the purchase price was allocated to assets acquired, including identifiable intangibles, and liabilities assumed based on their fair market values. The excess of the total purchase prices over the fair values of the net assets acquired represented goodwill.

     During 1995, the Company acquired all of the net assets, including customer lists, patents and other intangible assets of four small ice companies for a total purchase price of approximately $2,503,000.

     During 1996, the Company acquired all of the net assets of ten small ice companies for a total purchase price of approximately $5,515,000.

     During 1997, the Company acquired the approximate net assets of the following ice companies:


  ACQUISITION DATE            ACQUIRED COMPANY                 PURCHASE PRICE
  ----------------            ----------------                 --------------
March 13, 1997 ..........     Pure Ice                         $ 7,700,000
April 9, 1997 ...........     Arctic Ice                         3,075,000
April 22, 1997 ..........     Riverside Ice                      2,142,000
May 1, 1997 .............     Jackson Ice                        4,005,000
August 1, 1997 ..........     County Ice                         5,616,000
September 10, 1997 ......     Consumer Ice                       7,142,000
November 19, 1997 .......     MidSouth Ice                      19,532,000
December 23, 1997 .......     City Ice                           2,428,000
Various .................     12 other small ice companies       4,623,000

     In connection with the acquisitions, assets were acquired and liabilities were assumed as follows:



                                                            YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------
                                                     1997             1996            1995
                                                  -----------     -----------     -----------
Purchase price:
  Advances from shareholder .................     $45,826,967     $ 5,367,115     $ 2,233,392
  Capital contribution from shareholder
     (principally stock issued by
     shareholder) ...........................       8,374,200
  Notes payable assumed .....................       1,668,399         148,383         270,000
  Decrease in notes receivable ..............         393,401
                                                  -----------     -----------     -----------
Total purchase price ........................      56,262,967       5,515,498       2,503,392
Fair value of net assets acquired ...........      27,344,530       4,882,515       2,286,931
                                                  -----------     -----------     -----------
Goodwill ....................................     $28,918,437     $   632,983     $   216,461
                                                  ===========     ===========     ===========


     The following table presents unaudited pro forma results of operations of the Company as if the above described 1997 and 1996 acquisitions had occurred at the beginning of 1996:

                      Year Ended December 31,
                    ---------------------------
                       1997             1996
                    -----------     -----------
Net sales .....     $84,132,384     $79,325,616
                    ===========     ===========
Net income ....     $ 1,796,894     $ 2,951,656
                    ===========     ===========


     The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions occurred at the beginning of 1996, nor do they purport to be indicative of the future results of operations of the Company.

3. ACCOUNTS RECEIVABLE


                                                     December 31,
                                              ----------------------------
                                                  1997             1996
                                              -----------      -----------
Trade accounts receivable ...............     $ 4,913,804      $ 2,809,281
Other ...................................         907,714          418,238
                                              -----------      -----------
                                                5,821,518        3,227,519
Less allowance for doubtful accounts ....        (370,505)        (151,105)
                                              -----------      -----------
                                              $ 5,451,013      $ 3,076,414
                                              ===========      ===========


4. INVENTORIES

                                         December 31,
                                    -------------------------
                                       1997           1996
                                    ----------     ----------
Raw materials and supplies ....     $2,519,473     $1,430,004
Finished goods ................        423,682        302,606
                                    ----------     ----------
                                    $2,943,155     $1,732,610
                                    ==========     ==========


5. PROPERTY, PLANT AND EQUIPMENT


                                                   December 31,
                                        ------------------------------
                                            1997              1996
                                        ------------      ------------
Land ..............................     $  8,402,135      $  5,631,592
Buildings and improvements ........       25,205,582        17,023,195
Machinery and equipment ...........       59,340,175        36,174,031
Furniture and fixtures ............        1,234,215           781,691
                                        ------------      ------------
                                          94,182,107        59,610,509
Less accumulated depreciation .....      (27,969,267)      (23,203,417)
                                        ------------      ------------
                                        $ 66,212,840      $ 36,407,092
                                        ============      ============

6. GOODWILL, INTANGIBLE AND OTHER ASSETS


                                              December 31,
                                        ------------------------------
                                            1997              1996
                                        ------------      ------------
Goodwill ..........................     $ 30,782,684      $  1,836,787
Identifiable intangibles ..........        4,728,496         4,185,396
Deposits and other ................          603,700           117,441
                                        ------------      ------------
                                          36,114,880         6,139,624
Less accumulated amortization .....       (2,141,725)       (1,169,884)
                                        ------------      ------------
                                        $ 33,973,155      $  4,969,740
                                        ============      ============


7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                               December 31,
                                        -------------------------
                                           1997           1996
                                        ----------     ----------
Accounts payable ..................     $4,332,808     $2,850,286
Accrued payroll and benefits ......      1,309,626        855,642
Accrued insurance .................      1,642,256        969,386
Other .............................      1,372,921        468,194
                                        ----------     ----------
                                        $8,657,611     $5,143,508
                                        ==========     ==========


8. SHAREHOLDER AND OTHER LONG-TERM DEBT


                                              December 31,
                                     ------------------------------
                                          1997              1996
                                     ------------      ------------
Note payable to shareholder ....     $ 59,330,000      $ 58,000,000
Other notes payable ............          427,359           468,504
Capital lease obligations ......           63,209             6,553
                                     ------------      ------------
                                       59,820,568        58,475,057
Less current portion ...........         (220,452)         (204,248)
                                     ------------      ------------
                                     $ 59,600,116      $ 58,270,809
                                     ============      ============


     Note Payable to Shareholder -- This balance represents a promissory note payable to Suiza. The note provides for interest at 12% per annum, paid twice a year in June and December.

     Other Notes Payable -- Other notes payable include various promissory notes for the purchase of property, plant, equipment and noncompete agreements. The various promissory notes payable provide for interest at rates ranging from 6.5% to 12% and are payable in monthly installments of principal and interest until maturity, when the remaining principal balances are due.

     Capital Lease Obligations -- Capital lease obligations represent machinery and equipment financing obligations that are payable in monthly installments of principal and interest and are collateralized by the related assets financed.

     The scheduled maturities of long-term debt, which include capitalized lease obligations, at December 31, 1997, were as follows:


1998 ..........     $   220,452
1999 ..........          82,904
2000 ..........          79,354
2001 ..........          72,912
2002 ..........          33,080
Thereafter ....      59,331,866
                    -----------
                    $59,820,568
                    ===========

9. RELATED PARTY TRANSACTIONS

     As necessary, Suiza funds acquisition and other costs for the Company. These non-interest bearing fundings are recorded as advances to or from shareholder. On January 1 of each year, the net increase or decrease in the shareholder advances is converted to debt and added to the balance of the note payable to shareholder. $49,690,000 and $1,330,000 were converted to debt at January 1, 1998 and 1997, respectively.

     Prior to March 31, 1995, the Company had consulting agreements with its majority shareholders requiring monthly payments of $50,000. After March 31, 1995, the Company had a management agreement with Suiza to provide financial and other advisory services which required monthly payments of $40,000. Amounts paid to majority shareholders and Suiza under these agreements were recorded as shareholder management fee.

10. INCOME TAXES

The income tax expense (benefit) is composed of the following:

                                                   Year Ended December 31,
                                        ---------------------------------------------
                                            1997             1996             1995
                                        -----------      -----------      -----------
Current taxes payable (refundable):
  Federal .........................     $  (241,448)     $   893,445      $ 1,196,640
  State ...........................         (20,697)          91,259          122,228
Deferred income taxes .............         703,443          507,667       (1,400,644)
                                        -----------      -----------      -----------
                                        $   441,298      $ 1,492,371      $   (81,776)
                                        ===========      ===========      ===========


     The following is a reconciliation of income taxes reported in the statements of income:


                                                         Year Ended December 31,
                                               -----------------------------------------
                                                   1997           1996           1995
                                               -----------    -----------    -----------
Tax expense at statutory rates .............   $   394,199    $ 1,354,064    $ 1,921,682
State income taxes .........................        47,099        138,307        196,286
Tax effect of change from S Corporation to C
  Corporation ..............................                                  (2,199,744)
                                               -----------    -----------    -----------
                                               $   441,298    $ 1,492,371    $   (81,776)
                                               ===========    ===========    ===========


     The tax effects of temporary differences giving rise to deferred income tax assets and liabilities were:


                                                                December 31,
                                                           ---------------------
                                                              1997        1996
                                                           ---------    --------
Deferred income tax assets:
  Asset valuation reserves .............................   $  84,537    $ 58,289
  Nondeductible accruals ...............................     767,669     495,344
  Depreciation and amortization ........................                 295,807
  Other ................................................      53,752      43,537
                                                           ---------    --------
                                                             905,958     892,977
Deferred income tax liabilities -- depreciation and
  amortization .........................................    (716,424)
                                                           ---------    --------
Net deferred income tax asset ..........................   $ 189,534    $892,977
                                                           =========    ========


     These net deferred income tax assets (liabilities) are classified in the consolidated balance sheet as follows:


                                   December 31,
                              ---------------------
                                 1997        1996
                              ---------    --------
Current assets ............   $ 905,958    $597,169
Noncurrent assets .........                 295,808
Noncurrent liabilities ....    (716,424)
                              ---------    --------
                              $ 189,534    $892,977
                              =========    ========

11. SHAREHOLDERS' EQUITY

     At January 1, 1995, 749,994 shares of Class A common stock were issued and outstanding. In conjunction with the merger described in Note 1, the Company's Certificate of Incorporation was amended to change the number of authorized shares to 100. At the same time, a reverse stock split became effective, converting the 749,994 shares of common stock issued and outstanding into 100 shares of common stock, which resulted in a decrease of $7,499 in common stock and a corresponding increase in additional paid-in capital.

12. EMPLOYEE RETIREMENT PLAN

     The Company maintains a 401(k) plan for the benefit of its full-time employees, as defined by the plan. Contributions by the Company are made at the discretion of the Board of Directors. The Company accrued contributions to the plan of $60,000, $48,000 and $33,705, for the years ended December 31, 1997, 1996 and 1995, respectively.

13. COMMITMENTS AND CONTINGENCIES

     Leases -- The Company leases certain property, plant and equipment used in its operations under both capital and operating lease agreements. Such leases, which are primarily for machinery and equipment and vehicles, have lease terms ranging from one to nine years. Certain of the operating lease agreements require the payment of additional rentals for maintenance, along with additional rentals, based on miles driven or units produced. Rent expense, including additional rent, was $2,231,652, $1,574,184 and $1,338,874 for the years ended December 31, 1997, 1996 and 1995, respectively.

     The composition of capital leases that are reflected as property, plant and equipment in the balance sheets is as follows:


                                         December 31,
                                      --------------------
                                        1997        1996
                                      --------    --------
Machinery and equipment ...........   $ 77,604    $ 41,308
Furniture and fixtures ............     19,045      19,045
Vehicles ..........................      8,569       8,569
Less accumulated amortization .....    (19,720)    (24,055)
                                      --------    --------
                                      $ 85,498    $ 44,867
                                      ========    ========


     Future minimum payments at December 31, 1997, under noncancelable capital and operating leases with terms in excess of one year are summarized below:


                                                   Capital       Operating
                                                   Leases         Leases
                                                  ---------    ----------
1998 ..........................................   $  18,014    $  918,601
1999 ..........................................      15,836       847,213
2000 ..........................................      17,245       765,796
2001 ..........................................      18,802       696,052
2002 ..........................................      10,025       576,928
Thereafter ....................................                   400,445
                                                  ---------    ----------
Total minimum lease payments ..................      79,922    $4,205,035
Less amount representing interest .............     (16,713)   ==========
                                                  ---------
Present value of capital lease obligations ....      63,209
                                                  =========


     Litigation -- The Company is a party, in the ordinary course of business, to certain claims and litigation. In management's opinion, the settlement of such matters is not expected to have a material impact on the financial statements.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximates fair value due to the relatively short-term nature of the financial instruments. The carrying value of the other notes payable and capital lease obligations approximates fair value because the weighted average interest rate on the notes and obligations approximates current interest rates to be received on similar installments. The fair value of advances to or from shareholder and note payable to shareholder is not practicable to estimate due to the lack of similar financial instruments to develop fair values.

15. MAJOR CUSTOMERS

     The Company has a supply contract with one customer which requires certain of the customer's retail sites to purchase their ice requirements from the Company at defined prices. This supply contract, which requires market pricing, is renewable annually. Sales to this customer under the supply contract approximated $7,422,000, or 11% of net sales, for the year ended December 31, 1997; $7,327,000, or 14% of net sales, for the year ended December 31, 1996; and $7,997,440, or 16% of net sales, for the year ended December 31, 1995.

16. SUBSEQUENT EVENTS

     Subsequent to December 31, 1997, the Company completed the acquisition of substantially all of the assets of five small ice companies for a total purchase price of approximately $5,100,000 which resulted in recorded goodwill of approximately $2,928,000. These acquisitions were financed by funding from Suiza.

     On March 27, 1998, Suiza signed a stock purchase agreement to sell the Company to privately held Packaged Ice, Inc. of Houston, Texas, for approximately $172.5 million in cash.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed balance sheet has been prepared to give effect to (i) the acquisition of Reddy and the related financing (the "Transactions"), and (ii) nineteen insignificant acquisitions of the Company and Reddy which have been consummated subsequent to December 31, 1997 and their related financing in addition to two pending acquisitions of the Company (the "Pending Acquisitions" collectively the "Other Acquisitions") as if they had occurred on December 31, 1997.

     The unaudited pro forma combined condensed statement of operations are based on the income statements of the Company, Reddy (appearing elsewhere in the Report on Form 8-K), 73 insignificant prior acquisitions of the Company and Reddy since January 1, 1997 (the "Prior Acquisitions"), and the Pending Acquisitions of the Company as if each of the acquisitions had occurred at the beginning of the period presented (collectively the "Acquisitions"). The unaudited pro forma combined condensed statement of operations is derived from
(i) the audited historical financial statements of the Company and Reddy for the fiscal year ended December 31, 1997 and (ii) the unaudited historical financial statements of the Prior Acquisitions and the Pending Acquisitions for the applicable periods prior to their respective acquisition dates by the Company and Reddy.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the notes thereto.

     The pro forma adjustments which give effect to the various events described above are based upon currently available information and upon certain assumptions that management believes are reasonable. The acquisitions are accounted for by the Company under the purchase method and the resulting assets acquired and liabilities assumed are recorded at their estimated fair market values at the respective dates of acquisition. The adjustments included in the unaudited pro forma combined condensed financial statements reflect the Company's preliminary assumptions and estimates based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the unaudited pro forma combined condensed financial statements. In addition, there can be no assurance that the Company will consummate the pending acquisitions.

     The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results of operations that would have occurred or that may be obtained in the future if the transactions described had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, utility prices, labor costs, competition, the Company's ability to successfully integrate the operations of the acquisitions with its current business, and several other factors, many of which are beyond the Company's control.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1997
                                     ASSETS

                                       HISTORICAL      HISTORICAL                                  OTHER         COMBINED
                                      PACKAGED ICE      REDDY ICE          TRANSACTIONS         ACQUISITIONS     PRO FORMA
                                      ------------      ---------          ------------         ------------     ---------
Current assets:
  Cash and equivalents .........   $  19,368,811    $     994,595       $ (7,375,000)(d)     $  7,414,733(b)     $ 19,408,544
    ............................                                            (994,595)(e)
  Accounts receivable ..........       4,103,309        5,451,013                                                   9,554,322
  Inventories ..................       1,347,496        2,943,155             60,204(e)                             4,350,855
  Prepaid expenses .............         321,492          142,602                                                     464,094
  Deferred tax asset ...........                          905,958                                                     905,958
                                   -------------    -------------       ------------         ------------       -------------
     Total current assets ......      25,141,108       10,437,323         (8,309,391)           7,414,733          34,683,773
Property, net ..................      43,297,449       66,212,840          2,908,925(e)        15,211,198(a)      127,630,412
Other assets, net ..............       9,581,329        3,892,025          9,800,000(d)           495,200(b)(c)    23,768,554
Goodwill .......................      44,280,568       30,081,130         74,766,751(e)        45,633,592(a)      194,762,041
                                   -------------    -------------       ------------         ------------       -------------
     Total assets ..............   $ 122,300,454    $ 110,623,318       $ 79,166,285         $ 68,754,723       $ 380,844,780
                                   =============    =============       ============         ============       =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term
     debt ......................                    $     220,452    $   2,279,548(d)                           $   2,500,000
  Accounts payable .............   $   3,274,176        8,657,611                                                  11,931,787
  Accrued expenses .............       5,312,970                            (9,432)(d)                              5,303,538
                                   -------------    -------------       ------------                           -------------
     Total current liabilities .       8,587,146        8,878,063        2,270,116                                 19,735,325
Deferred tax liability .........                          716,424                                                     716,424
Long-term debt:
  New Credit Facility ..........                                        12,500,000(d)                              12,500,000
  Affiliated debt ..............                      102,257,599     (102,257,599)(e)
  Senior Notes .................      75,000,000                       125,000,000(d)        $ 70,000,000(b)     270,000,000
  Other indebtedness ...........                          270,116         (270,116)(d)
  Debt discount/premium ........      (7,498,463)                          625,000(d)           7,498,463(c)        (279,800)
                                                                                                 (904,800)
                                   -------------    -------------       ------------       --------------      -------------
     Total long-term debt ......      67,501,537      102,527,715         35,597,285           76,593,663        282,220,200
Exchangeable preferred stock ...                                          34,921,240(d)                           34,921,240
Mandatorily redeemable preferred
   stock .......................      25,198,630                                                                  25,198,630
Preferred stock with put
  redemption option:
  Series A .....................       2,496,527                                                                   2,496,527
  Series B .....................         726,226                                                                     726,226
Common stock with put
  redemption option ............       1,971,851                                                                   1,971,851
Shareholders' equity:
  Common Stock .................          40,160                1                 (1)(e)            9,387(a)          49,547
  Additional paid-in capital ...      28,804,811       10,022,204        (10,022,204)(e)       11,025,136(a)      44,708,707
                                                                           4,878,760(d)
  Treasury stock ...............      (1,491,155)                                                                 (1,491,155)
  Accumulated deficit ..........     (11,535,279)     (11,521,089)        11,521,089(e)       (18,873,463)(c)    (30,408,742)
                                   -------------    -------------       ------------       --------------      -------------
     Total shareholders' equity       15,818,537       (1,498,884)         6,377,644(f)        (7,838,940)        12,858,357
                                   -------------    -------------       ------------       --------------      -------------
     Total liabilities and
      shareholders' equity......   $ 122,300,454    $ 110,623,318       $ 79,166,285       $   68,754,723      $ 380,844,780
                                   =============    =============       ============       ==============      =============

See notes to unaudited pro forma combined condensed financial statements

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                 HISTORICAL     HISTORICAL                        PRO FORMA           COMBINED
                                PACKAGED ICE    REDDY ICE        ACQUISITIONS    ADJUSTMENTS         PRO FORMA
                                ------------    ---------        ------------    -----------         ---------
Revenues.....................    28,980,564    $ 66,449,199       $78,771,460                      $ 174,201,223
Cost of goods sold ..........    18,723,786      41,713,350        53,211,413                        113,648,549
                                -----------    ------------       -----------   -------------       ------------
Gross profit ................    10,256,778      24,735,849        25,560,047                         60,552,674
Operating expenses ..........     7,635,538      10,951,877         8,468,816        (155,186)(a)     24,212,783
                                                                                   (1,545,025)(b)
                                                                                     (446,484)(c)
                                                                                      (71,769)(d)
                                                                                     (499,436)(e)
                                                                                     (125,548)(f)
Depreciation &
  amortization ..............     5,129,879       6,070,256         6,719,401       4,457,510(g)      22,377,046
Interest expense ............     6,585,317       7,167,971         1,909,539      15,516,891(h)      31,179,718
Other income (expense) ......       655,320         580,535           302,150        (155,186)(a)      1,382,819
                                -----------    ------------       -----------   -------------       ------------
Income (loss) before taxes ..    (8,438,636)      1,126,280         8,764,441     (17,286,139)       (15,834,054)
Income taxes ................          --           441,298              --          (441,298)(j)           --
                                -----------    ------------       -----------   -------------       ------------
Income (loss) from operations
  before preferred
  dividends .................    (8,438,636)        684,982         8,764,441     (16,844,841)       (15,834,054)
Preferred dividends .........       198,630                                         7,501,370(i)       7,700,000
Loss to common
  shareholders...............    (8,637,266)                                                        $(23,534,054)
                                ===========                                                         ============

Net loss per share ..........   $     (2.40)                                                        $      (4.65)
                                ===========                                                         ============
Weighted average number of
  common shares
  outstanding ...............     3,600,109                                         1,458,035          5,058,144
                                ===========                                     =============       ============
SUPPLEMENTARY
  INFORMATION:
EBITDA(k)...................    $ 3,276,560    $ 14,364,507       $17,393,381   $   2,688,262       $ 37,722,710
                                ===========    ============       ===========   =============       ============




    See notes to unaudited pro forma combined condensed financial statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(a) For the acquisitions consummated by the Company subsequent to December 31, 1997 and for the Pending Acquisitions, the excess of total purchase price over the allocation of fair value to the net assets will be recorded as goodwill, which is calculated based on the following assumptions:


Value of Common Stock consideration ......................   $11,034,523
Cash consideration .......................................    49,810,267
                                                             -----------
Total purchase price .....................................    60,844,790(1)
Historical net asset value of acquired companies              15,211,198
                                                             -----------
Goodwill .................................................   $45,633,592(2)
                                                             ===========


----------
(1) Total purchase price includes all acquisitions closed during the period January 1, 1998 through March 31, 1998, and all acquisitions considered by the Company to be probable of closing in the second quarter of 1998. The acquisitions are assumed to be funded through the issuance of the $145,000,000 9-3/4% Senior Notes due February 1, 2005(the "Original Notes") issued January 1998 (the "Original Offering"). Common stock consideration of 938,772 shares is reflected at the Company's valuation of fair value of between $10.00 and $13.00 per share.

(2) The Company has not completed an assessment of the fair value of the net assets to be acquired for purposes of allocating the purchase price. Accordingly, the excess of the purchase price over the net asset value of the acquired companies has been allocated entirely to goodwill. To the extent that such assessments indicate the fair value of fixed assets is in excess of the net book value, this excess would be allocated to fixed assets and reduce the goodwill calculated above.

(b) Net proceeds of the Original Offering are calculated as follows:


Original Notes (net of $904,800 debt discount) ....                  $144,095,200
Less cash used for:
  Debt issuance costs on Original Notes ...........                     6,995,200
  Historical debt assumed to be retired:
     12% Senior Notes .............................   $ 75,000,000
  Premium and other redemption costs on
     12%Senior Notes ..............................      4,875,000
  1998 acquisitions and Pending
       Acquisitions ...............................     49,810,267
                                                      ------------
          Total ...................................                   129,685,267
                                                                     ------------
     Net proceeds .................................                  $  7,414,733
                                                                     ============


(c) An extraordinary charge related to the retirement of the $75,000,000 12% Senior Notes is comprised of the following:


Debt discount.........................................   $ 7,498,463
Debt issuance costs ..................................     6,500,000
                                                         -----------
          Total non-cash items .......................    13,998,463
Premium and other redemption costs....................     4,875,000
                                                         -----------
          Total extraordinary charge .................   $18,873,463
                                                         ===========


(d) Cash used for the Transactions is calculated using the following assumptions:

Proceeds from issuance of the Notes (includes
   premium of $625,000) ...................    $ 125,625,000
New Credit Facility .......................       15,000,000
Proceeds from sale of 13% Exchangeable
   Preferred Stock ........................       39,800,000(1)
                                               -------------
          Total Transactions proceeds .....                        $ 180,425,000
Less cash used for:
  Transactions cost .......................        9,800,000
  Reddy Acquisition .......................      177,500,000
  Repayment of existing Reddy Debt ........          500,000
                                               -------------
          Total ...........................                          187,800,000
                                                                   -------------
Pro forma cash used .......................                        $ (7,375,000)
                                                                   =============


----------
(1) In connection with issuance of the $40,000,000 Exchangeable Preferred Stock, the Company issued 975,752 $0.01 restricted warrants with an estimated fair value of $5.00 a warrant.

(e) The excess of total purchase price over the allocation of fair value to the net assets for the Transactions will be recorded as goodwill, which is calculated based on the following assumptions:



Reddy purchase price ..............................                   $ 177,500,000
Historical net assets (equity) of Reddy (1)(2) ....   $  (1,498,884)
Less cash of Reddy Ice not acquired ...............        (994,595)
Plus historical liabilities of Reddy Ice not
   assumed ........................................     102,257,599
Plus net assets of 1998 Reddy acquisitions ........       1,719,129
                                                      -------------
          Total assets acquired ...................                     101,483,249
Plus net assets of pending acquisitions of
  Reddy Ice .......................................                       1,250,000
                                                                      -------------
Goodwill ..........................................                   $  74,766,751
                                                                      =============


----------
(1) In recording the purchase price allocation, all historical equity balances of the acquired company are eliminated.

(2) The Company has not completed an assessment of the fair value of the net assets to be acquired for purposes of allocating the purchase price. Accordingly, the excess of the purchase price over the net asset value of the acquired companies has been allocated entirely to goodwill. To the extent that such assessments indicate the fair value of fixed assets is in excess of the net book value, this excess would be allocated to fixed assets and reduce the goodwill calculated above. Assuming a weighted average depreciable life for fixed assets of five years, every $500,000 allocated to fixed assets rather than goodwill would increase pro forma 1997 depreciation and amortization expense by $87,500.

(f) Does not reflect pro forma undeclared preferred dividends of an additional $2,301,370 on the $25,000,000 10% Mandatorily Redeemable Preferred Stock and $5,200,000 on the $40,000,000 13% Exchangeable Preferred Stock.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(a) Elimination of intercompany revenues/expenses with respect to equipment leasing and service agreements between Packaged Ice and certain acquired companies purchase during 1997.

(b) Elimination of compensation and related benefits for Prior Acquisitions' owners that do not continue with the Company after the respective acquisition dates.

(c) Elimination of costs associated with operations not acquired.

(d) Elimination of lease costs related for facilities not contemplated under the respective acquisition agreements.

(e) Elimination of corporate overhead charges to acquired entities which are not of a continuing nature with the Company's core business.

(f) Reduction of defined contribution plan matching costs to conform with the Company's existing benefit plans.

(g) The excess of total purchase price for the Acquisitions over the allocation of fair value to the net assets acquired or to be acquired has been recorded as goodwill, which is calculated and amortized based on the following assumptions:


Value of Common Stock consideration ............   $ 23,668,133
Cash consideration .............................    293,174,361
                                                   ------------
Total purchase price ...........................    316,842,494
Total net assets acquired (1) ..................    122,080,453
                                                   ------------
Goodwill .......................................    194,762,041
40 year estimated life .........................             40
                                                   ------------

             Calculated annual amortization ....      4,869,051
Less historical amortization ...................        411,541
                                                   ------------
Adjustment to amortization .....................   $  4,457,510



---------
(1) The Company has not completed an assessment of the fair value of the net assets acquired or to be acquired for purposes of allocating the purchase price. Accordingly, the excess of the purchase price over the net asset value of the Acquisitions has been allocated entirely to goodwill. To the extent that such assessments indicate the fair value of fixed assets is in excess of the Acquisitions' net book value, this excess would be allocated to fixed assets and reduce the goodwill calculated above. Assuming a weighted average depreciable life for fixed assets of five years, every $500,000 allocated to fixed assets, rather than goodwill, would increase pro forma depreciation and amortization expense by $87,500.

(h) Interest expense adjustments are as follows:

Senior Notes ...................................................   $ 270,000,000
Interest rate ..................................................            9.75%
                                                                   -------------
Pro forma interest expense on Senior Notes .....................      26,325,000

New Credit Facility ............................................   $  15,000,000
Interest rate ..................................................            8.50%
                                                                   -------------
Pro forma interest expense on New Credit Facility ..............       1,275,000
                                                                   -------------
          Total pro forma interest expense .....................      27,600,000
Less: Packaged Ice historical interest expense for
             debt to be retired ................................      (6,585,317)
         Reddy Ice historical interest expense .................      (7,167,971)
         Acquisitions historical interest expense ..............      (1,909,539)
         Amortization of premium on Notes:
             Total premium of $625,000
             Calculated amortization, 7 year life ..............         (89,286)
Plus: Additional interest on amortization of debt
         issuance costs and debt discount on
         Original Offering and Transactions:
             Total debt issuance costs of $16,795,200
             Calculated amortization, 7-year life ..............       2,399,314
         Additional amortization of issue cost and
         accretion on Exchangeable Preferred Stock:
             Total issue cost and accretion $5,078,760
             Calculated amortization, 4-year life ..............       1,269,690
                                                                   -------------
Net adjustment to interest expense .............................   $  15,516,891
                                                                   =============


(i) Dividends on the $25,000,000 10% Mandatory Redeemable Preferred Stock and the $40,000,000 Exchangeable Preferred Stock. The dividend rate for the Exchangeable Preferred Stock is to be set five days prior to closing based on the greater of (I) market yield of the Original Notes plus 250 basis points or (ii) 13%. For pro forma purposes, the rate is assumed to be 13%.

(j) The elimination of Reddy Ice's income tax expense assumes that the combined Company was in a loss position, therefore the Company would not incur income tax expense.

(k) EBITDA represents income from continuing operations before interest expense, income taxes, depreciation and amortization. The Company has included
    EBITDA (which is not a measure of financial performance under GAAP) because it understands that it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA should not be considered by an investor as an alternative to net income, as an indicator of the Company's operating performance or as an alternative cash flow as a measure of liquidity.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION
------          -----------
   2.1          Stock Purchase Agreement between Packaged Ice, Inc. and
                Suiza Foods Corporation dated March 27, 1998.

   2.2          Noncompetition Agreement by and among Packaged Ice, Inc.
                and Suiza Foods Corporation dated April 30, 1998.

   4.1          Indenture by and among Packaged Ice, Inc. as Issuer, the
                Subsidiary Guarantors and U.S. Trust Company of Texas, N.A. as
                Trustee dated as of January 28, 1998, Amended and Restated as of April 30, 1998.

   4.2 Purchase Agreement among the Company, its subsidiaries and Jefferies & Co., Inc. as Initial Purchaser ($125,000,000
                Senior Notes Offering) dated April 23, 1998.

   4.3 Registration Rights Agreement by and among Packaged Ice, Inc., the Subsidiary Guarantors and Jefferies & Company, Inc. dated
                January 28, 1998 and Amended and Restated as of April 30,
                1998.

   4.4 Securities Purchase Agreement dated April 30, 1998 by and among Packaged Ice, Inc., Ares Leveraged Investment Fund,
                L.P., and SV Capital Partners, L.P.

   4.5          Warrant Agreement by and among Packaged Ice, Inc. and Ares
                Leveraged Investment Fund, L.P. dated April 30, 1998.

   4.6          Warrant Agreement by and among Packaged Ice, Inc. and SV
                Capital Partners, L.P. dated April 30, 1998.

   4.7          Exchange Offer Registration Rights Agreement dated April 30,
                1998 by and among Packaged Ice, Inc., Ares Leveraged
                Investment Fund, L.P. and SV Capital Partners, L.P.

   4.8 Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Inc. and Ares Leveraged Investment Fund,
                L.P. and SV Capital Partners, L.P.

   4.9 Registration Rights Agreement Dated April 30, 1998 by and among Packaged Ice, Inc. and SV Capital Partners, L.P.

   4.10         Preferred Stock Series Designation of Packaged Ice, Inc. dated
                April 29, 1998 providing for the issuance of 13% Exchangeable
                Preferred Stock Series A.

   4.11         Preferred Stock Series Designation of Packaged Ice, Inc. dated
                April 29, 1998 providing for the issuance of 13% Exchangeable
                Preferred Stock Series B.

   4.12         Amended and Restated Preferred Stock Series Designation of
                Packaged Ice, Inc. dated April 29, 1998 providing for the issuance of 10% Exchangeable Preferred Stock originally issued
                December 2, 1997.

   4.13         Parallel Exit Agreement dated April 30, 1998 by and among
                Packaged Ice, Inc., James F. Stuart, A.J. Lewis, III, Ares
                Leveraged Investment Fund, L.P., and SV Capital Partners,
                L.P.

   10.1         Credit Agreement dated April 30, 1998 by and among Packaged
                Ice, Inc. and Antares Leveraged Capital Corp., individually, and as agent for The Other Financial Institutions.

   10.2         Security Agreement dated April 30, 1998, by and among Packaged
                Ice, Inc. and Antares Leveraged Capital Corp.

   10.3         Security Agreement dated April 30, 1998, by and among Reddy
                Ice Corporation, Golden Eagle Ice-Texas, Inc., Packaged Ice,
                Southeast, Inc., Packaged Ice Leasing, Inc., Southco Ice,
                Inc., Southwest Texas Packaged Ice, Inc., Southwestern Ice,
                Inc., Southern Bottled Water Company, Inc., Mission Party Ice,
                Inc. and Antares Leveraged Capital Corp.

   10.4         Guaranty dated April 30, 1998 by and among Reddy Ice
                Corporation, Mission Party Ice, Inc., Southwest Texas
                Packaged Ice, Inc., Southwestern Ice, Inc., Golden Eagle
                Ice-Texas, Inc., Packaged Ice Southeast, Inc., Packaged Ice
                Leasing, Inc., Southern Bottled Water Company, Inc., and
                Southco Ice, Inc.


   99.1         Press Release issued by the Company and Suiza Foods, Inc. on
                March 30, 1998, 9:19 am Eastern Time, announcing purchase of
                Reddy Ice Corporation. (Filed as Exhibit 99.1 to the Company's current report on Form 8-K dated April 1, 1998 and incorporated herein by reference).